Exhibit 21
Invacare Corporation Subsidiaries

1	Adaptive Switch Laboratories, Inc., a Texas corporation.
2	Alber GmbH, a German limited liability company.
3	Alber GmbH, a Swiss limited liability company.
4	Invacare Logistics GmbH, a German limited liability company.
5	Carroll Healthcare General Partner Inc., an Ontario corporation.
6	Carroll Healthcare Inc., an Ontario corporation.
7	Freedom Designs, Inc., a California corporation.
8	Invacare AB, a Swedish company.
9	Invacare AG, a Swiss company.
10	Invacare A/S, a Danish company.
11	Invacare AS, a Norwegian company.
12	Invacare Asia Ltd., a Hong Kong company.
13	Invacare Australia Pty Limited, an Australian company.
14	Invacare Austria GmbH, an Austrian company.
15	Invacare B.V., a Netherlands company.
16	Invacare Canada General Partner Inc., a Canadian federal corporation.
17	Invacare Canada L.P., an Ontario limited partnership.
18	Invacare Credit Corporation, an Ohio corporation.
19	Invacare Dolomite AB, a Swedish company.
20	Invacare (Deutschland) GmbH, a German company.
21	Invacare France Operations SAS, a French company.
22	Invacare Enterprise Management Services (Suzhou) Co., Ltd., a China company
23	Invacare Germany Holding GmbH, a German company.
24	Invacare GmbH, a German company.
25	Invacare Holding AS, a Norwegian company.
26	Invacare Holdings C.V., a Netherlands partnership.
27	Invacare Holdings, LLC, an Ohio limited liability company.
28	Invacare Holdings SARL, a Luxembourg company.
29	Invacare Holding Two AB, a Swedish company.
30	Invacare Holdings Two B.V., a Netherlands company.
31	Invacare Holdings Two SARL, a Luxembourg company.
32	Invacare Ireland Ltd., an Ireland company.
33	Invacare International GmbH, a Swiss company.
34	Invacare Limited, a UK company.
35	Invacare MeccSan Srl, an Italian company.
36	Invacare New Zealand, a New Zealand company.
37	Invacare NV, a Belgium company.
38	Invacare Poirier SAS, a French company.
39	Invacare (Portugal)—Sociedade Industrial e Comercial de Ortopedia, Lda., a Portuguese company.
40	Invacare (Portugal) II—Material Ortopedico, Lda., a Portuguese company.
41	Invacare Rea AB, a Swedish company.
42	Invacare S.A., a Spanish company.
43	Invacare Thailand Ltd., a Thailand limited liability company
44	Invacare UK Operations Ltd., a UK company.
45	Invacare Verwaltungs GmbH, A German limited liability company.

46	Invamex Holdings LLC, a Delaware limited liability company.
47	Invamex S. de R.L. de C.V., a Mexican corporation.
48	Invatection Insurance Company, a Vermont corporation.
49	Medbloc, Inc., a Delaware corporation.
50	Motion Concepts, L.P., an Ontario limited partnership.
51	Perpetual Motion Enterprises Limited, an Ontario corporation.

Note that all entities are direct or indirect wholly owned subsidiaries.